Exhibit 5.3

V.C. Shuttleworth 1900-1965	Richard C. Garberson	Dennis J. McMenimen	Mark L. Zaiger
T.M. Ingersoll 1902-1972	Allan L. Harms	James C. Nemmers	Registered Patent Lawyers
Constance M. Alt	William S. Hochstetler	Douglas R. Oelschlaeger	Allan L. Harms
Brian D. Bergstrom	Tricia Hoffman-Simanek	Steven J. Pace	Timothy J. Klima
John M. Bickel	Robert D. Houghton	Brett D. Papendick	James C. Nemmers
Jace T. Bisgard	Mark P.A. Hudson	Thomas P. Peffer	Brett D. Papendick
Kevin J. Caster	Wesley B. Huisinga	Nancy J. Penner	Jason R. Sytsma
Theresa C. Davis	Donald L. Johnson	Ryan J. Prahm	Counsel
Laurie L. Dawley	Sam E. Jones	William P. Prowell	Sarah W. Anderson
John H. Ehrhart	Linda M. Kirsch	Jennifer E. Rinden	William D.
Dean R. Einck	Timothy J. Klima	Marty L. Rowlet	Sindlinger
Richard S. Fry	Diane Kutzko	Gary J. Streit	Of Counsel
	Michael O. McDermott	Jason R. Sytsma	Gilda L. Boyer
Thomas M. Collins
William R. Shuttleworth
December 16, 2009
Monona Wire Corporation
c/o Commercial Vehicle Group, Inc
7800 Walton Parkway
New Albany, Ohio 43-54
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We are issuing this opinion letter in our capacity as special counsel to Monona Wire Corporation, an Iowa corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), by Commercial Vehicle Group, Inc. (the “Company”), the Guarantor and certain other subsidiaries of the Company which are included in the Registration Statement as co-registrants (together with the Guarantor, the “Subsidiary Guarantors”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) debt securities (the “Debt Securities”) of the Company and (b) guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees” and together with the Debt Securities, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount not to exceed $200,000,000 or such larger amount as may be permitted to be registered pursuant to Rule 462(b) of the Rules.
     Senior Debt Securities will be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company, a trustee named therein (the “Trustee”) and, if applicable, one

Mailing address: P.O. Box 2107 Cedar Rapids, Iowa 52406-2107
Street Address: 115 Third Street SE Cedar Rapids, Iowa 52401
Telephone 319.365.9461 Facsimile 319.365.8725 www.shuttleworthlaw.com

Shuttleworth & Ingersoll, p.l.c.
Monona Wire Corporation
December 16, 2009

or more subsidiaries of the Company, as guarantors. Subordinated Debt Securities will issued pursuant to a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee, and, if applicable, one or more subsidiaries of the Company, as guarantors. Each of the Indentures shall be substantially in the forms attached as Exhibits 4.7 and 4.8, respectively, to the Registration Statement. Any Guarantee of one or more series of Debt Securities will be issued pursuant to a supplement to, or separate provision in, the Indentures (each a “Guaranty Supplement”), as applicable, pursuant to which the corresponding Debt Securities are issued.
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments (i) the articles of incorporation and by-laws of the Guarantor, (ii) minutes, resolutions, consents and records of the corporate proceedings of the Guarantor and (iii) the Registration Statement and the applicable exhibits thereto.
     As such counsel, we have reviewed originals, or copies certified or otherwise identified to our satisfaction of the following documents (collectively, the “Documents”):
1.	Form of Senior Indenture attached to the Registration Statement as Exhibit 4.7; and

2.	Form of Subordinated Indenture attached to the Registration Statement as Exhibit 4.8.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others.
     We have also assumed that, at the time of the issuance and delivery of each of any Securities and at the time of issuance, delivery and execution of the instrument evidencing the same: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws

115 Third Street SE, Suite 500 P.O. Box 2107 Cedar Rapids, Iowa 52406-2107
Telephone 319.365.9461 Facsimile 319.365.8725 www.shuttleworthlaw.com

Shuttleworth & Ingersoll, p.l.c.
Monona Wire Corporation
December 16, 2009

and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the appropriate Indenture; (v) the Securities offered, as well as the terms of each of the Indentures, as they will be executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (vi) the Guarantor will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Indentures; and (vii) the Securities offered as well as the terms of each of the Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
1.	The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa.

2.	The Guarantor has the corporate power and authority to execute and deliver, and perform its obligations under, one or more indentures in the form of the Documents, including any Guarantees or any Guaranty Supplement issued thereunder by the Guarantor.

3.	To our knowledge, no consent, waiver, approval, authorization or order of any State of Iowa court or governmental authority of the State of Iowa is required in connection with the execution and delivery of one or more indentures in the form of the Documents, any Guarantees or any Guaranty Supplement issued thereunder by the Guarantor.
     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) any laws except the laws of the State of Iowa and the Iowa case law decided thereunder; and (v) the “Blue Sky” laws and regulations of Iowa and any law relating to misrepresentation or fraud.
     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the knowledge of the particular attorneys who have represented the Guarantor during the course of our representation of the Guarantor in connection with the Documents. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or

115 Third Street SE, Suite 500 P.O. Box 2107 Cedar Rapids, Iowa 52406-2107
Telephone 319.365.9461 Facsimile 319.365.8725 www.shuttleworthlaw.com

Shuttleworth & Ingersoll, p.l.c.
Monona Wire Corporation
December 16, 2009

absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion is given by us and accepted by you with the specific understanding that none of the members of our firm, nor our firm, will indemnify you, or anyone utilizing this opinion, for any damages that might result in reliance thereon based upon facts or contingencies which were not at this time discoverable after reasonable investigation conducted with due care. The information set forth herein is as of the date hereof. We assume no obligation to revise or supplement this opinion should the present laws of the State of Iowa be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof in connection with its opinion to the Company regarding the validity of the Documents filed as Exhibit 5.1 to the Registration Statement,
We hereby consent to the filing of this opinion with the commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Sincerely,

/s/ Shuttleworth & Ingersoll PLC
Shuttleworth & Ingersoll PLC

115 Third Street SE, Suite 500 P.O. Box 2107 Cedar Rapids, Iowa 52406-2107
Telephone 319.365.9461 Facsimile 319.365.8725 www.shuttleworthlaw.com